AVIS BUDGET GROUP REPORTS FIRST QUARTER 2019 RESULTS

PARSIPPANY, N.J., May 1, 2019 - Avis Budget Group, Inc. (NASDAQ: CAR) today reported results for its first quarter ended March 31, 2019.

First Quarter Highlights:

•	Revenues were $1.9 billion, down 2% due to the impact of currency exchange rate movements

•	Net loss was $91 million or a diluted loss of $1.20 per share

•	Adjusted EBITDA loss was $1 million

•	Adjusted diluted loss of $0.78 per share

•	We reaffirm our projected full-year 2019 guidance

“We had a strong first quarter to begin 2019, despite the impacts from a government shutdown, uncertainty around Brexit and the shift of Easter to the second quarter,” said Larry De Shon, Avis Budget Group President and Chief Executive Officer. “Including these impacts, our results were comparable to prior year, leaving us on track for our full-year guidance. Americas leisure pricing increased for the seventh consecutive quarter. At the same time we continue to improve our per-unit fleet costs, which were 5% lower globally.”

“Looking forward, we will continue to execute on our strategic initiatives to accelerate our position as a global leader in mobility solutions, as evidenced by partnerships with Lyft, Via, and Waymo, while we enhance the customer experience and improve profitability.”

Total Company

	Three Months Ended March 31,
$ millions	2019	2018	% change
Revenues	1,920	1,968	(2%)
Net loss	(91)	(87)	(5%)
Adjusted EBITDA	(1)	2	n/m
Adjusted Net loss	(59)	(60)	2%

n/m	not meaningful

•	Revenues were 2% lower in the quarter, with a 2% decrease in Revenue per Day and a $56 million or 3% effect from currency exchange movements being partially offset by a 2% increase in Rental Days

•	Overall Per-Unit Fleet Costs improved 5% year-over-year

•	For the quarter, net loss was $91 million. Adjusted EBITDA loss was $1 million and Adjusted net loss was $59 million, or $0.78 per diluted share

Note: Revenue per Day and Per-Unit Fleet Costs per Month exclude exchange rate effects.

Americas

	Three Months Ended March 31,
$ millions	2019	2018	% change
Revenues	1,327	1,348	(2%)
Adjusted EBITDA	35	15	n/m

•	Revenues in the quarter were 2% lower compared to the prior year due to a 1% decrease in Rental Days

•	Per-Unit Fleet Costs decreased by 8% and have improved year-over-year for five quarters. We continue to utilize alternative disposition channels and take advantage of strong residual values

•	Adjusted EBITDA increased to $35 million and margin expanded by 150 basis points

“Our pricing in the quarter was flat while per-unit fleet costs were 8% lower compared to last year.”

-Joe Ferraro
President Americas

Note: Revenue per Day and Per-Unit Fleet Costs per Month exclude exchange rate effects.

International

	Three Months Ended March 31,
$ millions	2019	2018	% change
Revenues	593	620	(4%)
Adjusted EBITDA	(21)	3	n/m

•	Revenues in the quarter were 4% lower driven by an 8%, or $50 million, impact from currency exchange movements. Rental Days increased 8%, partially offset by a 4% decrease in Revenue per Day

•	Per-Unit Fleet Costs increased by 3% in the quarter, while utilization improved 80 basis points

•	Adjusted EBITDA loss was $21 million for the quarter, with lower Revenue per Day and higher Per-Unit Fleet Costs partially offset by higher volume and improved utilization

“Rental days grew by 8% driven by higher utilization and the successful integration of Morini and Turiscar.”

-Mark Servodidio
President International

Note: Revenue per Day and Per-Unit Fleet Costs per Month exclude exchange rate effects.

Finance and Liquidity

In February 2019, our Avis Budget Rental Car Funding subsidiary issued $600 million of asset-backed notes with an expected final payment date of March 2022 incurring interest at a weighted average rate of 3.56%.

In April 2019, our Avis Budget Rental Car Funding subsidiary also issued $650 million of asset-backed notes with an expected final payment date of September 2024 incurring interest at a weighted average rate of 3.44%.

Our corporate debt was approximately $3,524 million at the end of the first quarter and cash and cash equivalents totaled $540 million.

Note: Corporate debt maturities exclude capital leases which are secured by liens on the related assets, short-term debt and current portion of long-term debt, $11 million per annum of Term Loan amortization and deferred financing fees. 2025 maturities Include $1,055 million of a Floating Rate Term Loan.

Capital Allocation

Weighted average diluted shares outstanding (as used to calculate Adjusted diluted earnings per share) were 75.8 million in the quarter compared to 81.0 million in the prior year, a 6% year-over-year reduction.

Outlook
The Company's full-year 2019 outlook includes non-GAAP financial measures and excludes the effect of future changes in currency exchange rates. The Company believes that it is impracticable to provide a reconciliation to the most comparable GAAP measures due to the forward-looking nature of these forecasted Adjusted earnings measures and the degree of uncertainty associated with forecasting the reconciling items and amounts. The Company further believes that providing estimates of the amounts that would be required to reconcile the forecasted adjusted measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors. The after-tax effect of such reconciling items could be significant to the Company’s future quarterly or annual results.

The Company today provides its 2019 guidance:

$ millions *	2019 Estimates
Revenues	$9,200 - $9,500
Adjusted EBITDA	$750 - $850
Non-vehicle related depreciation and amortization	$215
Interest expense related to corporate debt, net	$185
Adjusted pretax income	$350 - $450
Adjusted net income	$260 - $320
Adjusted diluted earnings per share	$3.35 - $4.20
Capital expenditures	$235
Cash taxes, vehicle programs and other	$80 - $130
Adjusted free cash flow	$250 - $300
* Excluding Adjusted diluted earnings per share.
Non-vehicle related depreciation and amortization excludes acquisition-related amortization expense.
Interest expense related to corporate debt, net excludes early extinguishment of debt.

$ change millions (better)/worse	vs prior year
Vehicle interest expense	$25 - $35
Adjusted EBITDA net currency translation	$15 - $25

Additional guidance details:

Americas

% change	vs prior year
Rental days	0.0% - 2.0%
Revenue per Day	0.5% - 2.5%
Per-Unit Fleet Costs per Month	1.0% - 3.0%
Revenue per Day and Per-Unit Fleet Costs per Month exclude exchange rate effects.

International

% change	vs prior year
Rental days	3.0% - 6.0%
Revenue per Day	(1.0%) - (4.0%)
Per-Unit Fleet Costs per Month	0.0% - 2.0%
Revenue per Day and Per-Unit Fleet Costs per Month exclude exchange rate effects.

Investor Conference Call
Avis Budget Group will host a conference call to discuss first quarter results and its outlook on May 2, 2019, at 8:30 a.m. (ET). Investors may access the call at ir.avisbudgetgroup.com or by dialing (773) 756-0108 and providing the participant passcode 9806274. The supporting presentation will also be available at ir.avisbudgetgroup.com. Investors are encouraged to dial in approximately 10 minutes prior to the call. A replay will be available at ir.avisbudgetgroup.com following the call. A telephone replay will also be available from 11:00 a.m. (ET) on May 2, 2019 until 10:00 p.m. (ET) on June 2, 2019 at (203) 369-3335.

About Avis Budget Group
Avis Budget Group is a leading global provider of mobility solutions through our three most recognized brands, Avis, Budget and Zipcar, together with several other brands well recognized in their respective markets. We and our licensees operate in approximately 180 countries with more than 11,000 car and truck rental locations throughout the world. We generally maintain a leading share of airport car rental revenue in North America, Europe and Australasia, and we operate one of the leading truck rental businesses in the United States. Our Zipcar brand is one of the world’s leading car sharing businesses offering an alternative to traditional vehicle rental and ownership. Avis Budget Group has approximately 30,000 employees and is headquartered in Parsippany, N.J. More information is available at www.avisbudgetgroup.com.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements.” Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our future results, future fleet costs, acquisition synergies, cost-saving initiatives, cash flows and future share repurchases are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the high level of competition in the mobility industry, changes in our fleet costs as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, the financial condition of the manufacturers that supply our rental vehicles which could effect their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, any change in economic conditions generally, particularly during our peak season and/or in key market segments, any change in travel demand, including changes in airline passenger traffic, any occurrence or threat of terrorism, any changes to the cost or supply of fuel, risks related to acquisitions or integration of acquired businesses, risks associated with litigation, governmental or regulatory inquiries or investigations, risks related to the security of our information technology systems, disruptions in our communication networks, changes in tax or other regulations, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via asset-backed securities markets, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the covenants contained in the agreements governing our indebtedness, and our ability to accurately estimate our future results and implement our strategy for growth and cost savings. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2018 and in other filings and furnishings made by the Company with the Securities and Exchange Commission (the "SEC") from time to time. The Company undertakes no obligation to publicly update any forward-looking statements to reflect subsequent events of circumstances.

Non-GAAP Financial Measures and Key Metrics
This release includes financial measures such as Adjusted EBITDA and Adjusted free cash flow, as well as other financial measures that exclude certain items that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Important information regarding such measures is contained on Table 1, Table 4, Table 5 and Appendix I of this release. The Company and its management believe that these non-

GAAP measures are useful to investors in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted free cash flow, Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are net income (loss), net cash provided by operating activities, income(loss) before income taxes, net income (loss) and diluted earnings (loss) per share, respectively. Foreign currency translation effects on the Company’s results are quantified by translating the current period’s non-U.S. dollar-denominated results using the currency exchange rates of the prior period of comparison including any related gains and losses on currency hedges. Per-unit fleet costs, which represent vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by average rental fleet, is calculated on a per-month basis.

Share Repurchase Program
The Company’s share repurchases may occur through open market purchases or trading plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934. The amount and timing of specific repurchases are subject to market conditions, applicable legal requirements and other factors. The repurchase program may be suspended, modified or discontinued at any time without prior notice. The repurchase program has no set expiration or termination date.

Contacts
Media Contact:	Investor Contact:
Katie McCall	Matthew Flaherty
(973) 496-3916	(973) 496-3906
PR@avisbudget.com	IR@avisbudget.com

# # #
Tables Follow

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended March 31,
	2019	2018	% Change
Income Statement and Other Items
Revenues	$1,920	$1,968	(2%)
Loss before income taxes	(136)	(129)	(5%)
Net loss	(91)	(87)	(5%)
Loss per share - diluted	(1.20)	(1.08)	(11%)

Adjusted Earnings Measures (non-GAAP) (A)
Adjusted EBITDA	(1)	2	n/m
Adjusted pretax loss	(93)	(92)	(1%)
Adjusted net loss	(59)	(60)	2%
Adjusted loss per share - diluted	(0.78)	(0.74)	(5%)

	As of
	March 31, 2019	December 31, 2018
Balance Sheet Items
Cash and cash equivalents	$540	$615
Vehicles, net	12,585	11,474
Debt under vehicle programs	11,205	10,232
Corporate debt	3,524	3,551
Stockholders' equity	324	414

Segment Results
	Three Months Ended March 31,
	2019	2018	% Change
Revenues
Americas	$1,327	$1,348	(2%)
International	593	620	(4%)
Corporate and Other	—	—	n/m
Total Company	$1,920	$1,968	(2%)

Adjusted EBITDA
Americas	$35	$15	n/m
International	(21)	3	n/m
Corporate and Other	(15)	(16)	n/m
Total Company	$(1)	$2	n/m

_______
n/m	Not meaningful.
(A)	See Table 5 for reconciliations of non-GAAP measures and Appendix I for definitions.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenues	$1,920	$1,968

Expenses
Operating	1,071	1,092
Vehicle depreciation and lease charges, net	485	515
Selling, general and administrative	284	296
Vehicle interest, net	81	72
Non-vehicle related depreciation and amortization	67	61
Interest expense related to corporate debt, net:
Interest expense	42	46
Early extinguishment of debt	—	5
Restructuring and other related charges	21	6
Transaction-related costs, net	5	4
Total expenses	2,056	2,097

Loss before income taxes	(136)	(129)
Benefit from income taxes	(45)	(42)
Net loss	$(91)	$(87)

Loss per share - diluted
Basic	$(1.20)	$(1.08)
Diluted	$(1.20)	$(1.08)

Weighted average shares outstanding
Basic	75.8	81.0
Diluted	75.8	81.0

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY

	Three Months Ended March 31,
	2019	2018	% Change

Americas

Rental Days (000’s)	24,709	24,942	(1%)
Revenue per Day, excluding exchange rate effects (A)	$53.94	$54.04	0%
Average Rental Fleet	397,008	398,630	0%
Vehicle Utilization	69.2%	69.5%	(30) bps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$297	$323	(8%)

International

Rental Days (000’s)	12,456	11,514	8%
Revenue per Day, excluding exchange rate effects (A)	$51.61	$53.86	(4%)
Average Rental Fleet	197,693	184,806	7%
Vehicle Utilization	70.0%	69.2%	80 bps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$241	$233	3%

Total

Rental Days (000’s)	37,165	36,456	2%
Revenue per Day, excluding exchange rate effects (A)	$53.16	$53.98	(2%)
Average Rental Fleet	594,701	583,436	2%
Vehicle Utilization	69.4%	69.4%	0 bps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$279	$294	(5%)
_______
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.
(A)	The following metrics include changes in currency exchange rates:
	Three Months Ended March 31,
	2019	2018	% Change

Americas

Revenue per Day	$53.74	$54.04	(1%)
Per-Unit Fleet Costs per Month	$297	$323	(8%)

International

Revenue per Day	$47.59	$53.86	(12%)
Per-Unit Fleet Costs per Month	$223	$233	(4%)

Total

Revenue per Day	$51.67	$53.98	(4%)
Per-Unit Fleet Costs per Month	$272	$294	(7%)

Table 4 (page 1 of 2)

Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULES OF CASH FLOWS AND ADJUSTED FREE CASH FLOWS
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOWS

Three Months Ended March 31, 2019
Operating Activities
Net cash provided by operating activities	$440

Investing Activities
Net cash used in investing activities exclusive of vehicle programs	(63)
Net cash used in investing activities of vehicle programs	(1,371)
Net cash used in investing activities	(1,434)

Financing Activities
Net cash provided by (used in) financing activities exclusive of vehicle programs	(9)
Net cash provided by (used in) financing activities of vehicle programs	946
Net cash provided by (used in) financing activities	937

Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	(2)
Net change in cash and cash equivalents, program and restricted cash	(59)
Cash and cash equivalents, program and restricted cash, beginning of period (A)	735
Cash and cash equivalents, program and restricted cash, end of period (B)	$676

_______
(A)	Consists of cash and cash equivalents of $615 million, program cash of $115 million and restricted cash of $5 million.
(B)	Consists of cash and cash equivalents of $540 million, program cash of $131 million and restricted cash of $5 million.

CONSOLIDATED SCHEDULE OF ADJUSTED FREE CASH FLOWS (C)

Three Months Ended March 31, 2019
Loss before income taxes	$(136)
Add-back of non-vehicle related depreciation and amortization	67
Add-back of transaction-related costs	5
Add-back of restructuring and other related costs	21
Working capital and other	37
Capital expenditures	(57)
Tax payments, net of refunds	(6)
Vehicle programs and related (D)	23
Adjusted free cash flow	(46)

Acquisition and related payments, net of acquired cash (E)	(8)
Borrowings, net of debt repayments	(5)
Transaction-related payments	(3)
Restructuring and other related payments	(8)
Repurchases of common stock	(4)
Change in program cash	17
Foreign exchange effects, financing costs and other	(2)
Net change in cash and cash equivalents, program and restricted cash (per above)	$(59)

_______
(C)
The Company has revised its definition of Adjusted free cash flow to exclude payments for restructuring and other related charges. Our calculation of Adjusted free cash flow may not be comparable to the calculation of similarly-titled measures used by other companies. See Appendix I for the definition of Adjusted free cash flow.

(D)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets.
(E)	Includes equity method investment of $3 million in our licensee in Greece.

Table 4 (page 2 of 2)

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Three Months Ended March 31, 2019
Net cash provided by operating activities (per above)	$440
Investing activities of vehicle programs	(1,371)
Financing activities of vehicle programs	946
Capital expenditures	(57)
Proceeds received on asset sales	2
Change in program cash	(17)
Transaction-related payments	3
Restructuring and other related payments	8
Adjusted free cash flow (per above)	$(46)

Table 5
Avis Budget Group, Inc.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES
(In millions, except per share data)

The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided the reasons we present these non-GAAP financial measures and a description of what they represent in Appendix I. For each non-GAAP financial measure a reconciliation to the most comparable GAAP financial measure is calculated and presented below with reconciliations of net loss, loss before income taxes and diluted loss per share to Adjusted EBITDA and our Adjusted earnings measures.

		Three Months Ended March 31,
Reconciliation of net loss to Adjusted EBITDA:		2019	2018

	Net loss	$(91)	$(87)
	Benefit from income taxes	(45)	(42)
	Loss before income taxes	(136)	(129)

	Add certain items:
	Restructuring and other related charges	21	6
	Acquisition-related amortization expense	17	13
	Transaction-related costs, net	5	4
	Early extinguishment of debt	—	5
	Non-operational charges related to shareholder activist activity (A)	—	9
	Adjusted pretax loss	(93)	(92)

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	50	48
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	42	46
	Adjusted EBITDA	$(1)	$2

Reconciliation of net loss to adjusted net loss:

	Net loss	$(91)	$(87)
	Add certain items, net of tax:
	Restructuring and other related charges	16	4
	Acquisition-related amortization expense	12	9
	Transaction-related costs, net	4	3
	Non-operational charges related to shareholder activist activity	—	7
	Early extinguishment of debt	—	4
	Adjusted net loss	$(59)	$(60)

	Loss per share - Diluted	$(1.20)	$(1.08)

	Adjusted diluted loss per share	$(0.78)	$(0.74)

	Shares used to calculate Adjusted diluted loss per share	75.8	81.0

_______
(A)	Reported within selling, general and administrative expenses in our Consolidated Statements of Operations.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS
($ in millions, except as noted)

	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$1,327	$593	$1,920	$1,348	$620	$1,968
Currency exchange rate effects	6	50	56	—	—	—
Revenue excluding exchange rate effects	$1,333	$643	$1,976	$1,348	$620	$1,968
Rental days (000's)	24,709	12,456	37,165	24,942	11,514	36,456
RPD excluding exchange rate effects (in $'s)	$53.94	$51.61	$53.16	$54.04	$53.86	$53.98

Vehicle Utilization
Rental days (000's)	24,709	12,456	37,165	24,942	11,514	36,456
Average rental fleet	397,008	197,693	594,701	398,630	184,806	583,436
Number of days in period	90	90	90	90	90	90
Available rental days (000's)	35,731	17,792	53,523	35,877	16,632	52,509
Vehicle utilization	69.2%	70.0%	69.4%	69.5%	69.2%	69.4%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$353	$132	$485	$386	$129	$515
Currency exchange rate effects	1	11	12	—	—	—
	$354	$143	$497	$386	$129	$515
Average rental fleet	397,008	197,693	594,701	398,630	184,806	583,436
Per-unit fleet costs (in $'s)	$892	$724	$836	$968	$699	$883
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$297	$241	$279	$323	$233	$294

_______
Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net charges for unprecedented personal-injury legal matters, non-operational charges related to shareholder activist activity and income taxes. Net charges for unprecedented personal-injury legal matters are recorded within operating expenses in our consolidated statement of operations. Non-operational charges related to shareholder activist activity include third party advisory, legal and other professional service fees and are recorded within selling, general and administrative expenses in our consolidated results of operations. Adjusted EBITDA includes stock-based compensation expense and deferred financing fee amortization totaling $11 million and $12 million in first quarter 2019 and 2018, respectively.

We and our management believe that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. Adjusted EBITDA is also a component in the determination of management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under GAAP is provided on Table 5.

Adjusted Earnings Non-GAAP Measures
The accompanying press release and tables present Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share, which exclude certain items. We and our management believe that these measures referred to above are useful to investors as supplemental measures in evaluating the aggregate performance of the Company. We exclude restructuring and other related charges, transaction-related costs, costs related to early extinguishment of debt and other certain items as such items are not representative of the results of operations of our business less a provision for income taxes derived utilizing applicable statutory tax rates for each item. A reconciliation of our Adjusted earnings Non-GAAP measures from the appropriate measures recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs, restructuring and other related charges and non-operational charges related to shareholder activist activity. We have revised our definition of Adjusted Free Cash Flow to exclude restructuring and other related charges and have revised prior years' Adjusted Free Cash Flow amounts accordingly. We believe this change is meaningful to investors as it brings the measurement in line with our other non-GAAP measures. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow to the appropriate measure recognized under GAAP is provided on Table 4.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Net Corporate Leverage
Represents corporate debt, minus cash and cash equivalents, divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.